UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2022

Appgate, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52776	20-3547231
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

2 Alhambra Plaza, Suite PH-1-B, Coral Gables, FL 33134

(Address of principal executive offices) (Zip Code)

(866) 524-4782

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Revolving Credit Agreement

On April 26, 2022, Appgate Cybersecurity, Inc. (“Legacy Appgate”), a wholly-owned subsidiary of Appgate, Inc. (“Appgate”), entered into a Revolving Credit Agreement (the “Revolving Credit Agreement”), by and among Legacy Appgate, as borrower, Appgate, as a guarantor, certain subsidiaries of Legacy Appgate party thereto, as guarantors, and SIS Holdings, L.P., as lender (“SIS Holdings”).

The Revolving Credit Agreement provides for a $50.0 million unsecured, revolving credit facility and will mature on the earlier to occur of (a) June 30, 2023, (b) the closing of a registered offering of Capital Stock (as defined in the Revolving Credit Agreement) of Appgate in an aggregate amount equal to $50.0 million or more or (c) the date of which the Loans (as defined in the Revolving Credit Agreement) are accelerated upon an Event of Default (as defined in the Revolving Credit Agreement). Interest will accrue on amounts drawn under the Revolving Credit Agreement at a rate of 10.0% per annum, payable in cash on the Final Maturity Date (as defined in the Revolving Credit Agreement). The Revolving Credit Agreement is subordinated to Legacy Appgate’s Convertible Senior Notes issued under that certain Note Issuance Agreement, dated as of February 8, 2021, by and between Legacy Appgate, the guarantors party thereto and Magnetar Financial LLC. All obligations under the Revolving Credit Agreement are guaranteed by Appgate and Legacy Appgate’s domestic subsidiaries.

The Revolving Credit Agreement contains provisions requiring Legacy Appgate to maintain compliance with certain customary covenants, including that Legacy Appgate will not permit Liquidity (as defined in the Revolving Credit Agreement) to be less than $10.0 million as of the last day of any calendar month. The Revolving Credit Agreement also contains certain customary events of default, including non-payment of principal or interest, violation of covenants, cross default to other indebtedness, invalidity of loan documents, material judgments, bankruptcy and insolvency events, subject, in certain instances, to cure periods. Upon the occurrence of an event of default, SIS Holdings may elect to declare amounts outstanding under the Revolving Credit Agreement immediately due and payable.

The foregoing description of the Revolving Credit Agreement is only a summary and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion set forth in Item 1.01, “Entry into a Material Definitive Agreement,” of this Form 8-K under the caption “Revolving Credit Agreement,” which discussion is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1*	Revolving Credit Agreement, dated April 26, 2022, by and among Appgate Cybersecurity, Inc., the guarantors party thereto and SIS Holdings, L.P.

104	Cover Page Interactive Data File

*	The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). Appgate agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2022	Appgate, Inc.

	By:	/s/ Barry Field
Barry Field
Chief Executive Officer

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